UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

Magellan Midstream Partners, L.P.

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The following is a transcript of the interview between Aaron Milford, President and CEO of Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) and NYSE Floor Talk with Judy Shaw on August 14, 2023. While effort has been made to provide an accurate transcription, there may typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. Magellan believes that none of these are material.

NYSE Floor Talk Interview with Aaron Milford

August 14, 2023

Judy Shaw: I’m Judy Shaw for NYSE Floor Talk. Joining me today is Aaron Milford. He is President and CEO at Magellan Midstream Partners. Aaron it’s wonderful to have you here. Thanks for joining me.

Aaron Milford: It’s great to be here.

Judy Shaw: Thank you. So now Aaron, talk to me about Magellan Midstream’s role in the U.S. energy infrastructure and how it positions the company in the coming decades.

Aaron Milford: So we transport and store petroleum products and oil, and make sure that it gets from where it’s produced to where it’s needed. And that’s our business right here in the United States. We have the longest refined products pipeline system in the country. And we’re also one the largest crude oil storage companies in the country. But all that’s about to change because we have a pending merger with a company called ONEOK.

Judy Shaw: Yes.

Aaron Milford: That we are planning to complete later this year.

Judy Shaw: Ok. So now talk to me about your pending merger with ONEOK. How is it going to enhance your growth potential and what benefits do you foresee for investors?

Aaron Milford: As I mentioned, for us today, we’re refined products. So think about gasoline and diesel, jet fuel and crude oil. That’s what we are today. Moving forward, we’re going to have those products, but we’re also going to join a company that has natural gas liquids and natural gas. So when you think about that combined company going forward, it has a lot more ways to win and it provides the opportunity to create a lot more value for our unitholders. So that’s what the future looks like for us. We’re really excited about it. And in the process, we’re of course, getting maximum value for our unitholders and putting that together.

Judy Shaw: All right, so Aaron, as CEO, tell me what strategic priorities and future plans do you have in mind for continuing to strengthen the company’s position in the energy sector and ensure long term success for both the organization and its shareholders?

Aaron Milford: So the merger is part of that for us. You know, we’ve spent a lot of time looking at our current business and it’s a good business, but the combined company will be even better and one of our strategic objectives was to add commodities, different commodities to our business. So adding natural gas liquids and natural gas to the refined products and crude oil we move today, will make us a stronger, more resilient company that will have higher growth prospects. By putting the two companies together, we believe we’re going to make more money, we call them synergies. We think we’re going to generate synergies of $200 to $400 million a year that neither one of us can make by ourselves standalone. So when you look at the combined company, the synergies that we’re going to be able to create, we’re really excited about it.

Judy Shaw: All right, well, Aaron, congratulations on this pending merger and I look forward to talking with you again.

Aaron Milford: Thank you very much.

Judy Shaw: Thanks for joining me.

Aaron Milford: Happy to.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This transcript contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this transcript that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this transcript. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This transcript is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

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